Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports First Quarter 2025 Results
and Declares Increase in Regular Quarterly Dividend to $0.32 per Share and New Share Repurchase Authorization of $125 Million

Company to Host Conference Call on Friday, May 2, 2025, at 11:00 a.m. Eastern Daylight Time

RENO, Nev., May 1, 2025 - (GLOBE NEWSWIRE) - - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on small and mid-sized businesses engaged in low-to-medium hazard industries, today reported financial results for its first quarter ended March 31, 2025.

Financial Highlights:
(All comparisons vs. the first quarter of 2024).
•Net income per diluted share decreased by 53%, from $1.11 to $0.52;
•Adjusted net income per diluted share increased 30%, from $0.67 to $0.87;
•Gross premiums written increased 1%, from $210.9 million to $212.1 million;
•Net premiums earned decreased 1%, from $184.9 million to $183.0 million;
•Underwriting expense ratio improved from 25.0% to 23.4%;
•Net investment income increased 20%, from $26.8 million to $32.1 million;
•Record number of ending policies in-force of 133,121, a 4% increase; and
•Returned $27.5 million to stockholders through a combination of share repurchases and regular quarterly dividends.
Management Commentary
Chief Executive Officer Katherine Antonello commented: “First quarter net premiums earned were flat compared to 2024, driven by higher renewal premiums offset by lower new business and a reduction in audit premiums. Rate increases and underwriting actions taken to maintain our underwriting profitability targets in certain states impacted new business premiums, while final audit premiums decreased in-line with the moderation of employment and wage growth. We have identified several refinements in our underwriting and pricing approach that we believe will allow us to maintain our underwriting discipline but also return to moderate new business growth. Our appetite expansion effort continues to identify areas of profitable growth, and our success has given us the confidence to accelerate this effort. We again ended the period with another record number of policies in-force, which were up 4% year-over-year.
We recorded our current accident year loss and LAE ratio on voluntary business at 66.0%, slightly above the 64.0% we maintained throughout 2024. As was the case in the first quarter of 2024, a full actuarial study was not performed, and the amount of indicated net prior year loss reserve development was consistent with our expectations. We will evaluate our prior year reserves in more detail at mid-year when we routinely perform a full reserve study.
Our commission expense ratio was 12.6%, versus 13.6% a year ago. We continue to see improvement in our underwriting expense ratio, which decreased to 23.4%, from 25.0% a year ago.
Our net investment income was $32.1 million, up 20% from a year ago. The increase was primarily due to returns from our investments in limited partnerships.
Lastly, we raised our regular quarterly dividend to $0.32 per share, an increase of 7%, and announced a new $125.0 million share repurchase plan after exhausting the former plan prior to its scheduled expiration. These actions reflect our strong balance sheet, abundant underwriting capital, and the confidence in the Company’s future operations.”

Summary of First Quarter 2025 Results
(All comparisons vs. the first quarter of 2024, unless otherwise noted).
Gross premiums written were $212.1 million, an increase of 1%. The increase was due to strong retention in renewal business writings partially offset by a decline in new business writings and lower final audit premiums. Net premiums earned were $183.0 million, a decrease of 1%.
Losses and loss adjustment expenses were $120.7 million, an increase of 4%. The increase was primarily due to a higher current accident year loss and loss adjustment expense estimate. The Company’s loss and loss adjustment expense ratio was 66.0% (66.8% excluding LPT), versus 63.0% (64.1% excluding LPT).
Commission expense was $23.0 million, a decrease of 8%. The Company’s commission expense ratio was 12.6%, versus 13.6% a year ago. The decrease was primarily due to a release of commissions payable associated with non-performing policies sent to collections.
Underwriting expenses were $42.9 million, a decrease of 7%. The Company’s underwriting expense ratio was 23.4%, versus 25.0% a year ago. The decrease primarily related to lower bad debt expense and compensation-related expenses.
Net investment income was $32.1 million, an increase of 20%. The increase was primarily due to returns from our investments in private equity limited partnerships, along with higher book yields on our fixed maturity securities.
Net realized and unrealized (losses) gains on investments reflected on the income statement were $(12.8) million, versus $11.4 million.
Income tax expense was $3.1 million (19.5% effective rate), versus $7.0 million (19.8% effective rate). The effective rates during each of the periods included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, deferred gain amortization and related adjustments, and tax credits utilized.
The Company’s book value per share including the deferred gain of $48.25 increased 12.3% year-over-year and 2.5% during the first quarter of 2025, computed after considering dividends declared. During the first quarter this measure was favorably impacted by $21.1 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) partially offset by $9.2 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $50.75 increased by 8.5% year-over-year and 1.0% during the first quarter of 2025, computed after considering dividends declared.
Second Quarter 2025 Dividend Declaration
On April 30, 2025, the Company’s Board of Directors declared an increase in our regular quarterly dividend to $0.32. The dividend is payable on May 28, 2025 to stockholders of record as of May 14, 2025.
Stock Repurchases and New Stock Repurchase Authorization
During the first quarter of 2025, the Company repurchased 406,101 shares of its common stock at an average price of $49.69 per share. During the period from April 1, 2025 through April 29, 2025, the Company repurchased a further 170,000 shares of its common stock at an average price of $48.35 per share.
On April 30, 2025, the Company’s Board of Directors authorized a new stock repurchase program to allow for repurchases of up to $125.0 million of our common stock from May 6, 2025 through December 31, 2026. The new program replaces a similar program that was scheduled to expire on July 31, 2025, but its repurchase authorization has been exhausted.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, May 2, 2025 at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in low-to-medium hazard industries. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, creating safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast, and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com and www.cerity.com.
Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com